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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): NOVEMBER 30, 2004


                         NORTHERN BORDER PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


           DELAWARE                        1-12202               93-1120873
(State or other jurisdiction of          (Commission           (IRS Employer
         incorporation)                  File Number)        Identification No.)


            13710 FNB PARKWAY
             OMAHA, NEBRASKA                                     68154-5200
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (402) 492-7300


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01    OTHER EVENTS

             We own a 70% general partner interest in Northern Border Pipeline Company ("Northern Border Pipeline"). On December 1, 2004, Northern Border Pipeline redeemed $75 million of the 6.25% senior notes due 2007 utilizing Northern Border Pipeline's existing bank credit facility. On November 30, 2004, Northern Border Pipeline issued an equity cash call to its partners in the total amount of $75 million to be paid on December 22, 2004. This additional equity contribution will be utilized to repay Northern Border Pipeline's existing bank debt and thereby reduce its debt leverage in light of existing business conditions. This equity contribution will reduce the previously approved 2007 equity cash call from $90 million to $15 million. We expect to initially fund our portion of the equity cash call with a borrowing under our existing revolving credit agreement.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   NORTHERN BORDER PARTNERS, L.P.


Date: December 2, 2004             By: /s/ Jerry L. Peters
                                      ------------------------------------------
                                   Name:  Jerry L. Peters
                                   Title: Chief Financial and Accounting Officer